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                                                                  EXHIBIT 21.1

                     SILICON GRAPHICS, INC. SUBSIDIARIES

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                                                              Jurisdiction of
          Name                                                 Incorporation
          ----                                                ---------------
Alias|Wavefront, Inc.                                          California
ParaGraph International, Inc.                                  California
WTI Developments, Inc.                                         California
Cray Research, LLC                                             Delaware
Cray Asia/Pacific, Inc.                                        Delaware
Cray Financial Corporation                                     Delaware
Cray Research (America Latina) Ltd.                            Delaware
Cray Research (Eastern Europe) Ltd.                            Delaware
Cray Research (India) Ltd.                                     Delaware
Cray Research International, Inc.                              Delaware
Silicon Graphics Federal, Inc.                                 Delaware
Silicon Graphics Real Estate, Inc.                             Delaware
Silicon Graphics World Trade Corporation                       Delaware
Silicon Studio, Inc.                                           Delaware
Silicon Graphics S.A.                                          Argentina
Silicon Graphics Pty Limited                                   Australia
Silicon Graphics International Inc.                            Barbados
Silicon Graphics S.A./N.V.                                     Belgium
Alias|Wavefront N.V.                                           Belgium
Silicon Graphics Comercio e Servicos Limitada                  Brazil
Cray Research (Canada) Inc.                                    Canada
Silicon Graphics Limited                                       Canada
Silicon Graphics spolecnost s rucerum omezenym                 Czech Republic
Silicon Graphics A/S                                           Denmark
Silicon Graphics                                               France
Alias|Wavefront S.A.                                           France
Silicon Graphics GmbH                                          Germany
Alias|Wavefront GmbH                                           Germany
Silicon Graphics A.E.                                          Greece
Silicon Graphics Limited                                       Hong Kong
Silicon Graphics Kft.                                          Hungary
Silicon Graphics Systems (India) Ltd                           India
Cray Research (Israel) Ltd.                                    Israel
Silicon Graphics Computer Systems Limited                      Israel
Alias|Wavefront  Srl                                           Italy
Silicon Graphics S.p.A.                                        Italy
Alias|Wavefront K.K.                                           Japan
SGI Japan Limited.                                             Japan
Korea Silicon Graphics Ltd.                                    South Korea
Silicon Graphics Sdn. Bhd.                                     Malaysia
Silicon Graphics S.A. de C.V.                                  Mexico
Silicon Graphics B.V.                                          Netherlands
Silicon Graphics Europe Trade B.V.                             Netherlands
Silicon Graphics World Trade B.V.                              Netherlands
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                                                              Jurisdiction of
          Name                                                 Incorporation
          ----                                                ---------------
Silicon Graphics Limited                                      New Zealand
Silicon Graphics A/S                                          Norway
Silicon Graphics Computer Engineering and Technology          People's Republic
(China) Co. Ltd.                                              of China
Silicon Graphics Pte. Limited                                 Singapore
Silicon Graphics (Pty) Limited                                South Africa
Silicon Graphics, S.A.                                        Spain
Silicon Graphics AB                                           Sweden
Silicon Graphics S.A.                                         Switzerland
Silicon Graphics Manufacturing S.A.                           Switzerland
Silicon Graphics Trading SARL                                 Switzerland
Silicon Graphics Limited                                      Taiwan
Silicon Graphics Bilbisayar Sistemleri Anonim Siket           Turkey
Alias|Wavefront Limited                                       United Kingdom
Silicon Graphics Limited                                      United Kingdom
Silicon Graphics Manufacturing Finance Limited                Jersey Channel Islands
Silicon Graphics S.A.                                         Venezuela
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